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                             STOCK OPTION AGREEMENT
                                 (Non-Qualified)

     THIS AGREEMENT is made as of the __day of __________, 19__ ("Grant Date") by and between Unifet, Incorporated, a California corporation ("Corporation"), and _________________________ ("Optionee").

                                   WITNESSETH:

RECITALS

     A. Optionee has been granted an option to purchase shares of the Corporation's common stock outside of the Unifet, Incorporated 1991 Stock Option Plan ("Plan"); and

     B. The option granted to Optionee is intended not to be an incentive stock option subject to Section 422A of the Internal Revenue Code.

     NOW, THEREFORE, it is hereby agreed as follows:

     1. GRANT OF OPTION. Subject to the terms and conditions set forth in this Agreement and the Plan, the Corporation hereby grants to Optionee, as of the Grant Date, a non-qualified option to purchase ____________________ shares of the Corporation's common stock ("Optioned Shares") from time to time during the option term at the option price of $________ per share.

     2. OPTION TERM. This option has a maximum term of ten years measured from the Grant Date and will accordingly expire at the close of business on ________________________, _________ ("Expiration Date"), unless sooner terminated in accordance with the provisions of the Plan.

     3. OPTION NONTRANSFERABLE. This option is not transferable or assignable by optionee other than by will or by the laws of descent and distribution; during the lifetime of Optionee, this option is exercisable only by optionee.

     4. DATE OF EXERCISE. Optionee may, within the specified term of this option and pursuant to the provisions of this Agreement, purchase the Optioned Shares as follows: One fifth of the Option Shares at any time after one year from the Grant Date, and an additional One fifth of the Option Shares each year thereafter. Exercisable installments may be exercised in whole or in part, and, to the extent not exercised, will accumulate and be exercisable at any time on or before die Expiration Date or sooner termination of the option term. In no event however, will this option be exercisable for any fractional shares.

     5.   TERMINATION OF DIRECTORSHIP.

          (a) Should Optionee cease to be an Advisor, Director or Consultant of the Corporation or one of its subsidiaries (other than by reason of death, permanent disability or termination for cause), this option will, solely to the extent that it is exercisable immediately prior to such termination, remain exercisable during the three month period following the date of such

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termination; provided, however, in, no event will this option he exercisable at any tine after the Expiration Date.

          (b) Should Optionee become permanently disabled and cease by reason thereof to be an Advisor, Director or Consultant of the Corporation or one of its subsidiaries, this option will, solely to the extent that it is-exercisable immediately prior to such termination, remain exercisable during the one-year period following the date of such termination; provided, however, in no event will this option be exercisable at any time after the Expiration Date. Optionee will be deemed to be permanently disabled if Optionee is, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of not less than one year, unable to engage in any substantial gainful employment.

          (c) Should Optionee die while still an Advisor, Director or Consultant of the Corporation or one of its subsidiaries (or during the three-month period referred to in subparagraph (a) or during the one-year period referred to in subparagraph (b)), the executors or administrators of Optionee's estate or Optionee's heirs or legatees (as the case may be) will have the right to exercise this option, solely to the extent that it is exercisable immediately prior to the Optionee's death, during (lie one-year period following the date of Optionee's death; provided, however, in no event will this option be exercisable at any time after the Expiration Date.

          (d) Should Optionee be removed as an Advisor, Director or Consultant for cause (including, but not limited to, any act of dishonesty, unethical conduct willful misconduct fraud or embezzlement, or any unauthorized disclosure of confidential information or trade secrets), this option will immediately terminate and cease to be exercisable when notice of removal is given.

     6. PRIVILEGE OF STOCK OWNERSHIP. The holder of this option will have none of the rights of a shareholder with respect to the Optioned Shares until such individual has exercised the option and has been issued a stock certificate for the Optioned Shares.

     7. MANNER OF EXERCISING OPTION. In order to exercise this option with respect to all or any part of the Optioned Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

          (i) Provide the Corporation with written notice of such exercise in accordance with paragraph 13, specifying the number of Optioned Shares with respect to which the option is being exercised;

          (ii) Pay the aggregate option price for the purchased shares in one or more of the following alternative forms: (A) full payment, in cash or by check payable to the Corporation's order, in the amount of the option price for the Optioned Shares being purchased; (B) full payment IN shares of common stock of the Corporation having a fair market value on the day of exercise (as determined under the terms of the Plan) equal to the option price for the Optioned Shares being purchased; or (C) a combination of shares of common stock of the Corporation valued at fair market value on the day of exercise (as determined under the terms of the Plan) and cash or check payable to the Corporation's order, equal in the aggregate to the option price for the Optioned Shares being purchased;

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     and
          (iii) Furnish the Corporation with appropriate documentation that the person or persons exercising the option, if other than Optionee, have the right to exercise this option.

     8. WITHHOLDING. Stock certificates for purchased shares will not be issued until the option holder has made appropriate arrangements with the Corporation for the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

     9. EFFECT OF CERTAIN CORPORATE TRANSACTIONS. In the event of one or more of the following transactions ("Corporate Transaction"):

          (a) a merger or acquisition in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation;

          (b) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation; or

          (c)  any other corporate reorganization or business combination in
which fifty percent (50%)     or more of the Corporation's outstanding voting
stock is transferred to different holders in a single transaction or a series of related transactions, then all of the Optioned Shares at the time outstanding and not then otherwise fully exercisable shall, during the five (5) business day period immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for up to the total number of shares of Common Stock purchasable under this option and may be exercised for all or any portion of the shares for which the option is so accelerated.

     10.  COMPLIANCE WITH LAWS AND REGULATIONS.

          (a) The exercise of this option and the issuance of Optioned Shares upon such exercise is subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Corporation's common stock may be listed at the time of such exercise and issuance.

          (b) In connection with the exercise of this option, Optionee will execute and deliver to the Corporation such representations in writing as may be requested by the Corporation so that it may comply with the applicable requirements of federal and state securities laws.

     11. LIABILITY OF CORPORATION. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any common stock pursuant to this option will relieve the Corporation of any liability with respect to the non-issuance or sale of the common stock as to which such approval is not obtained.

     12. NO CONSULTING SERVICES AGREEMENT. Nothing in this Agreement or in the Plan confers upon Optionee any right to the continuation of any consulting services arrangement between Optionee and the Corporation (or any subsidiary) or interferes with or restricts in any way the rights

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of the Corporation (or any subsidiary), which are hereby expressly reserved, to terminate any such arrangement at any time for any reason or no reason, with or without cause. Except to the extent the terms of any consulting services agreement between the Corporation (or any subsidiary) and Optionee may expressly provide otherwise, neither the Corporation nor any of its subsidiaries is under any obligation to continue any consulting services arrangement with Optionee for any period of specific duration.

     13. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement will be in writing and addressed to the Corporation in care of its Secretary at its corporate offices in San Diego, California. Any notice required to be given or delivered to Optionee will be in writing and addressed to Optionee at tile address indicated below Optionee's signature line on this Agreement. All notices will be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

     14. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan's administrator with respect to any question or issue arising under the Plan or this Agreement will be conclusive and binding on all persons having an interest in this option.

     15. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement will be governed by the laws of the State of California.

     16. POWER OF ATTORNEY. Optionee's spouse hereby appoints Optionee his or her true and lawful attorney in fact for him or her and in his or her name, place and stead, and for his or her use and benefit, to agree to any amendment or modification of this Agreement and to execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Optionee's spouse further gives and grants unto Optionee as his or her attorney in fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as he or she might or could do if personally present with full power of substitution and revocation, hereby ratifying and confirming all that Optionee shall lawfully do and cause to be done by virtue of this power of attorney. As evidence of the foregoing, Optionee's spouse agrees to execute the Consent of Spouse attached hereto as Exhibit "A".

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     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed in duplicate on its behalf by its duly authorized officer and Optionee has also executed this Agreement in duplicate, all as of the day and year indicated above.



OPTIONEE:                          UNIFET, INCORPORATED,
                                   A CALIFORNIA CORPORATION:

Signed:                            By:
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Address:                           Title:
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SS#:
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OPTIONEE SPOUSE:



Signed:
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